Exhibit 99.1

ANN ARBOR, Mich., – April 16, 2020 –Kraig Biocraft Laboratories, Inc. (OTCQB: KBLB) (“the Company” or “Kraig Labs”), the leading developer of spider silk based fibers, announced, at a press conference held after today’s market close, that it successfully developed a new technology platform, based on a non-CRISPR gene editing knock-in knock-out technology. Other than the silkworm’s remaining specifically desired native silk protein elements, the Company is now able to produce nearly pure spider silk.

The new technology has a purity rate that is about ten times greater than Dragon Silk, a fiber that the Company developed with its previous tools. Dragon Silk has already demonstrated to be tougher than many fibers used in bullet proof vests and the Company expects that the increased spider silk purity, created using this new approach, will yield materials beyond those capabilities.

This new system utilizes the Company’s eco-friendly and cost effective silkworm production system, which is significantly more advanced than any of the competing methods.

Press Conference highlights include:

●	Generation II Spider Silk Technology- Essentially pure spider silk.
●	Generation III Spider Silk Technology- More specific customization.
●	The Company’s knock-in knock-out technology allows Kraig Labs to work with very complex protein sequences in silkworm, which are about four times more complex than published technologies.
●	Dr. Trevor Kane, the Company’s Chief Scientific Officer, stated that his team is already working on producing even larger, more complex, constructs, based on the Darwin’s bark spider.
●	Ambitious immunity boosting program will benefit not only the Company’s proprietary transgenics, but will help strengthen production for mundane silk market, which is a $5 billion a year industry.
●	The New Technology, which is the result of over ten years of effort, hits the target of one of the Company’s primary technological goals and opens the door for large scale US production

This new technology has applications and implications far beyond material performance. The Company is now well underway, and rapidly advancing, those efforts to enhance its silkworm technology to allow for large scale US production. The Company has already begun the validation process for the first of these new transgenics and anticipates that US production to be possible as early as 2022 or 2023.

Interested parties are invited to view the press conference rebroadcast at https://youtu.be/NPg_7ACrBjI

This ground breaking announcement does not affect the Company current work, at its overseas production facility, to ramp up Dragon Silk and Monster Silk, as these fibers are designed to address their own markets.

To view the most recent news from Kraig Labs and/or to sign up for Company alerts, please go to www.KraigLabs.com/news.

About Kraig Biocraft Laboratories, Inc.

Kraig Biocraft Laboratories, Inc. (www.KraigLabs.com), a reporting biotechnology company is the leading developer of genetically engineered spider silk based fiber technologies.

The Company has achieved a series of scientific breakthroughs in the area of spider silk technology with implications for the global textile industry.

Cautionary Statement Regarding Forward Looking Information

Statements in this press release about the Company’s future and expectations other than historical facts are “forward-looking statements.” These statements are made on the basis of management’s current views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as “believes,” “plans,” “expects,” “anticipates,” “foresees,” “estimated,” “hopes,” “if,” “develops,” “researching,” “research,” “pilot,” “potential,” “could” or other words or phrases of similar import. Forward looking statements include descriptions of the Company’s business strategy, outlook, objectives, plans, intentions and goals. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.

Ben Hansel, Hansel Capital, LLC

(720) 288-8495

ir@KraigLabs.com